UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ESSEX PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	77-0369576

(State of incorporation or organization)	(IRS Employer Identification No.)

925 East Meadow Drive, Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
     Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.125% Series H Cumulative Redeemable Preferred Stock, $0.0001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates (if applicable): File No. 333-165693
     Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s 7.125% Series H Cumulative Redeemable Preferred Stock, $0.0001 par value, contained under the caption “Description of Preferred Stock” set forth in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-165693), filed and effective on March 25, 2010, and under the heading “Description of the Series H Preferred Stock” in the Registrant’s Prospectus Supplement thereto, dated April 8, 2011 and filed pursuant to Rule 424(b) on April 11, 2011, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Document
3.1
Articles of Amendment and Restatement of Essex dated June 22, 1995, attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

3.2
Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.

3.3
First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.

3.4
Certificate of Correction to Exhibit 3.2 dated December 20, 1996; attached as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

3.5
Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.

3.6
Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998, attached as Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.7
Certificate of Correction to Exhibit 3.2 dated February 12, 1999, attached as Exhibit 3.9 to the Company’s Current Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.8
Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.9
Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

3.10
Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

3.11
Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

3.12
Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 19, 2003, and incorporated herein by reference.

3.13
Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

Exhibit No.	Document
3.14
Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

3.15
Articles Supplementary of Essex Property Trust, Inc. reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.

3.16
Second Amended and Restated Bylaws of Essex Property Trust, Inc., dated as of September 16, 2008, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 22, 2008, and incorporated herein by reference.

3.17†	Articles Supplementary reclassifying 8,000,000 shares of Common Stock as 8,000,000 shares of 7.125% Series H Cumulative Redeemable Preferred Shares, $0.0001 par value per share.
4.1
Form of 4.875% Series G Cumulative Convertible Preferred Stock Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.

†	Filed herewith.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESSEX PROPERTY TRUST, INC.
Date: April 12, 2011	By:	/s/ Michael T. Dance
		Name:	Michael T. Dance
		Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

3.1
Articles of Amendment and Restatement of Essex dated June 22, 1995, attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

3.2
Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.

3.3
First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.

3.4
Certificate of Correction to Exhibit 3.2 dated December 20, 1996; attached as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

3.5
Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.

3.6
Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998, attached as Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.7
Certificate of Correction to Exhibit 3.2 dated February 12, 1999, attached as Exhibit 3.9 to the Company’s Current Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.8
Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

3.9
Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

3.10
Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

3.11
Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

3.12
Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 19, 2003, and incorporated herein by reference.

3.13
Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

3.14
Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

3.15
Articles Supplementary of Essex Property Trust, Inc. reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.

3.16
Second Amended and Restated Bylaws of Essex Property Trust, Inc., dated as of September 16, 2008, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 22, 2008, and incorporated herein by reference.

3.17†	Articles Supplementary reclassifying 8,000,000 shares of Common Stock as 8,000,000 shares of 7.125% Series H Cumulative Redeemable Preferred Shares, $0.0001 par value per share.
4.1
Form of 4.875% Series G Cumulative Convertible Preferred Stock Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.

†	Filed herewith.

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